UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement
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Weatherford International plc
(Name of Registrant as Specified in Its Charter)

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IMPORTANT NOTICE REGARDING MEASURES TO REDUCE COVID-19 TRANSMISSION AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

In light of the ongoing outbreak of Coronavirus (COVID-19), Weatherford International plc (the “Company”) would like to emphasize that we consider the health of our shareholders, employees and other attendees at our Annual General Meeting of Shareholders (the “AGM”) a top priority. We are monitoring guidance issued by the U.S. and local governments, the U.S. Center for Disease Control and Prevention (the “CDC”) and the World Health Organization (the “WHO”) and we have implemented, and will continue to implement, the measures advised by the CDC and the WHO to minimize the spread of COVID-19 at our AGM.
In accordance with Irish law, we are required to have a principal meeting place, which is a physical location where shareholders may attend the AGM in person and vote thereat. However, in light of public health concerns and current local governmental emergency orders and recommendations, we strongly advise shareholders not to attend in person at the principal meeting place. We encourage shareholders who wish to hear the proceedings and ask questions, to do so virtually. If you are a shareholder entitled to vote at the AGM, you may attend and participate in the webcast of the AGM via the Internet by following the instructions posted at www.virtualshareholdermeeting.com/WFT2020 or www.proxyvote.com and entering your 16-digit control number included with the Notice of Internet Availability or proxy card. A link to the virtual meeting will also be available on www.weatherford.com. Shareholders are encouraged to log in to the website before the start time of the AGM. While shareholders will be able to vote their shares while virtually attending the AGM via the webcast, we encourage our shareholders to vote in advance by one of the methods described below and on page iii of our proxy statement:

PROXY VOTING DEADLINE 11:59 p.m. Eastern Time on June 11, 2020
Voting instructions for shareholders of record and beneficial shareholders
You may vote using one of the following options. In all cases, have your proxy card or voting instructions form in hand and follow the instructions.

By mail Follow the instructions to mark, sign, and date your proxy card	By phone Use any touch-tone telephone to transmit your voting instructions 1-800-690-6903	By internet Use the internet to transmit your voting instructions www.proxyvote.com

The AGM will be held in accordance with local governmental emergency orders, CDC and WHO guidance, therefore:
•during the AGM, presentation materials will be available to shareholders entitled to attend the AGM at www.virtualshareholdermeeting.com/WFT2020 and will be available on our website shortly after the meeting;
•in-person attendance will be limited to 25% of the meeting room’s maximum occupancy;
•social distancing and face masks will be required;
•persons attending the meeting will be subject to thermal scanning and other screening procedures – please allow extra time in advance of the meeting to complete these procedures; and
•once the AGM has begun, no one will be admitted into the AGM.
Due to local Irish COVID-19 restrictions, audio teleconference facilities to participate in the AGM will no longer be made available at the offices of our Irish lawyers, Matheson. However, in satisfaction of the requirements of Irish law, registered shareholders who wish to participate in the AGM without leaving Ireland may instead do so via the Internet by following the instructions for virtual attendance and participation at the AGM set out above.